UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2008

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 16, 2007, Raser Technologies, Inc. (the "Company") and the Company's subsidiary, Truckee Geothermal No. 1 SV-01, LLC (the "Subsidiary"), entered into a commitment letter (the "Commitment Letter") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). The Commitment Letter provides for the structuring and financing of up to 155 Megawatts ("MW") of geothermal power plants to be developed by the Company, including a financing commitment (the "Truckee Commitment") from Merrill Lynch to provide non-recourse financing for the construction of the Company's first 10.5 MW geothermal power plant in Nye County, Nevada (the "Truckee Plant"), subject to certain conditions as described below. In connection with the Commitment Letter, the Company also granted to Merrill Lynch warrants to purchase up to 3,700,000 shares of the common stock of the Company, subject to vesting requirements, and entered into a registration rights agreement relating to the registration of the resale of the warrants and the shares of common stock issuable upon exercise of the warrants.

The Truckee Commitment is for up to $44 million, including approximately $38.4 million in the form of 15-year fully amortizing notes, to fund approximately $33 million of total construction costs, plus reserve accounts, accrued interest, transaction fees and other costs. The balance of the commitment is attributable to a letter credit to be required under a power purchase agreement. The interest rate payable by the Company on the amortizing notes will be equal to LIBOR plus 500 basis points, swapped to a fixed rate of interest, determined at the time of funding. The Truckee Commitment is subject to certain conditions precedent including, due diligence, the absence of a material adverse change, receipt of all necessary internal approvals by both the Company and Merrill Lynch, acquisition of the Class A Interest (as defined below) in the Truckee Plant by a third party other than Merrill Lynch unless Merrill Lynch purchases such interest (at its discretion and subject to certain conditions), Merrill Lynch's satisfaction with the final financial and tax model upon which the Truckee Commitment is based, and the satisfaction of certain other customary conditions, including, but not limited to, execution of a power purchase agreement, satisfactory validation of the geothermal resource by a third-party geothermal consultant, and a final report on the project by an independent engineer.

The Subsidiary is a special purpose entity formed for the purpose of developing and operating the Truckee Plant. The Subsidiary will be responsible for the debt service, all maintenance and operations expenses and various fees and distributions to the owners of the Subsidiary. Ownership of the Subsidiary will be divided into the "Class A Interest," to be owned by Merrill Lynch or a third party and the "Class B Interest," to be owned by the Company. It is the intention of the parties that the Truckee Plant will qualify to receive tax credits and other benefits under the Internal Revenue Code of 1986, as amended, for geothermal power plants. During the first ten years of operations, the holder of the Class A Interest will be allocated 95% of the income and the tax benefits of the Subsidiary and make required capital contributions to the Subsidiary, while the Class B Interest will receive 95% of the cash available for distribution, subject to certain priority distributions. The Class A capital contributions, together with cash received by the Subsidiary for the sale of electrical power, are expected to enable the Subsidiary to service the debt financing and cover operating expenses, as well as pay certain fees and distributions to the holders of the Class A Interest and Class B Interest. The finance structure is designed to convey the economic benefit to the Company through the payment of fees and cash distributions to the Company based upon both the successful completion of the Truckee Plant and attainment of on-going operational targets. After the first ten years of operation, the income and the tax benefits allocated to the Class A and Class B Interests will change so that the Class B Interest will receive 95% of income and cash distributions and the Class A Interest will receive 5% of such benefits.

The Company's share of fees and cash distributions from the Subsidiary is estimated to be approximately $4 million per year in gross fees and distributions during the Truckee Plant's first three years of operations, after maintenance, operating expenses and debt service. After the first three years of operations, the Company's share of fees and distributions will be reduced until the Subsidiary repays the debt financing. As a result, the Company's average share of gross fees and distributions is estimated to be $2.5 million per year for the first ten years of operations. After the debt is retired in year 15 of operations, the Company expects to receive gross distributions of more than $5 million per year, or net after-tax distributions of approximately $3.5 million per year, for the remaining life of the Truckee Plant. The expected useful life of the Truckee Plant is approximately 35 years.

Including the Truckee Commitment, the Commitment Letter gives Merrill Lynch the exclusive right to provide or arrange financing for up to 100 MW of substantially similar geothermal power plants to be developed by the Company, other than certain excluded financings. Merrill Lynch also has a right of first refusal with respect to the financing of an additional 55MW of geothermal plants to be developed by the Company. After the first power plant has been funded, if Merrill Lynch provides a financing commitment proposal with respect to any future projects, such financing commitment will be subject to satisfactory due diligence and certain other conditions and the execution of a separate commitment letter relating to such project. Until Merrill Lynch has financed 20MW of geothermal power projects under the Commitment Letter, the Company is generally obligated to accept any financing commitment proposed by Merrill Lynch that has terms similar to or more favorable than the financing commitment relating to the Truckee Plant. After Merrill Lynch has financed 20 MW of geothermal power projects under the Commitment Letter, the Company is generally not required to accept any financing commitment proposed by Merrill Lynch, although the Company must generally allow Merrill Lynch to match alternative proposals.

As part of the Commitment Letter, the Company has agreed to pay Merrill Lynch certain non-refundable structuring fees in connection with the closing of each funding transaction. The structuring fees will initially be 4%, but will decrease for future financings once the total financing commitment under the Commitment Letter reaches certain levels.

As additional consideration, the Company granted Merrill Lynch warrants to purchase the Company's common stock. The warrants will vest and become exercisable in increments over the term of the Commitment Letter based on the actual funding provided. The exercise price of the warrants will range from $14.98 to $19.71 per share, subject to adjustment upon any dilutive issuance by the company. In general, warrants that vest in connection with the funding of earlier projects will be greater in number and have a lower exercise price, and warrants that vest in connection with the funding of later projects will be fewer in number and have a higher exercise price. Under certain circumstances, a reduced percentage of the warrants will vest if the Company rejects a Merrill Lynch funding proposal for a project and subsequently obtains funding for such project from another party or, in certain circumstances, from Merrill Lynch. Any vested warrants may be called for cancellation by the Company if certain conditions have been met, including minimum market price requirements relating to the Company's common stock. The Company has agreed to grant additional warrants to Merrill Lynch upon funding of any of the additional 55 MW of geothermal power projects with respect to which Merrill Lynch has a right of first refusal. The exercise price of any such additional warrants will be based on the volume weighted average price of the Company's common stock over a 20 consecutive trading day period prior to the issuance of such warrants. Pursuant to a registration rights agreement between the Company and Merrill Lynch, the Company has agreed to file one or more registration statements covering the resale of the warrants issued pursuant to the Commitment Letter, as well as the resale of the shares of common stock issuable pursuant to the exercise of such warrants.

The foregoing descriptions of the Commitment Letter, the common stock purchase warrant and the registration rights agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Commitment Letter, the common stock purchase warrant and the registration rights agreement, copies of which are filed as exhibits hereto and are hereby incorporated by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding: the estimates of our share of future fees and distributions from the Subsidiary, our plans to obtain financing under the Commitment Letter to develop up to 155 MW of geothermal power projects, our beliefs about the potential for geothermal power generation and its qualification for federal tax credits; our belief about our ability to exploit the available geothermal resources; our beliefs about the strength and enforceability of our agreements; and our beliefs about the geothermal market generally. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment and our ability to compete in the industry; our ability to adapt our technology for geothermal applications; our ability to secure necessary permits; the strength of our intellectual property; our ability to attract, train and retain key personnel; and such other risks as identified in our quarterly report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this Current Report on Form 8-K are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

We believe the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act")pursuant to Section 4(2) of the Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
4.1        Common Stock Purchase Warrant, dated January 16, 2008
4.2        Registration Rights Agreement, dated as of January 16, 2008, between the Company and Merrill Lynch
10.1 Commitment Letter, dated January 16, 2008, among the Company, the Subsidiary and Merrill Lynch

   Confidential treatment has been requested for portions of this exhibit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: January 23, 2008	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-4.1
EX-10.1
EX-4.2